UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   January 15, 2001

                      Rubber Technology International, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)


        0-30098                                           59-2728052
(Commission File Number)                      (IRS Employer Identification No.)

                  3185 E. Washington Blvd., Los Angeles, CA 90023
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                (Address of principal executive offices) (Zip Code)

                                 (323) 268-6842
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               Registrant's telephone number, including area code:

                                      N/A
                   (Former name, address and telephone number)




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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On January 15, 2001, Rubber Technology International, Inc., ("RTEK" or the "Company") completed the acquisition of a 51% interest in Grant Claims, Inc., a Nevada corporation. Pursuant to a Contribution Agreement entered into effective November 30, 2000 between the Company, GCI, and Grant Claims LLC ("GCLLC"), a Nevada limited liability company, GCLLC agreed to contribute to GCI all rights held by GCLLC to the mining, development and exploitation of certain mineral and other natural resources (the "Sand Assets").

     In exchange for the Sand Assets, GCI agreed to issue GCLLC 4,900,000 shares of the common stock of GCI (representing 49% of the total issued and outstanding common stock of GCI). RTEK agreed to contribute 25,500,000 shares of its common stock to GCI in exchange for 5,100,000 shares of GCI common stock (representing 51% of the total issued and outstanding common stock of GCI).

     In addition, the agreement also requires that RTEK contribute to the capital of GCI, the sum of $100,000 within thirty days of the closing of the agreement. Thereafter, RTEK agreed to contribute to the capital of GCI, the sum of $40,000 per month for a minimum of four months starting on the second month following the closing. Within nine months of the closing, RTEK is required to contribute additional cash and loan strength sufficient to finance the exercise of GCI's $500,000 option to acquire all remaining interests to the Sand Assets from Dakota West, Inc. Furthermore, RTEK agrees to issue GCI additional RTEK common stock at the rate of twenty shares of RTEK common stock for each 1,000 tons of shipped product by GCI. Such calculation is to be performed each ensuing November 30.

     GCLCC is a related entity to RTEK in that GCLCC is 47.5% owned by Trevor Webb, the Company's President, CEO, and Chairman of the Board. RTEK is the owner of 5% of GCLLC. In addition, Mr. Webb is the President of GCLCC and GCI.

     The  Sand  Assets  consist  of  the  following:

Full and complete ingress, egress and free access to the following to explore, process, extract, stockpile and remove all minerals and materials including, but not limited to sand, gravel and aggregates.

Mining Rights to twenty-four (24) unpatented mining claims located in Township 25 South, Range 60 East, Sections 21, 28, 33 and 34 and Township 26 South, Range 60 East, Sections 3 and 4, all in Clark County, Nevada, more commonly known as the Grant Group of Claims, Numbers 1-11, 13-16 and 22-30.

     The consideration exchanged pursuant to the agreement was negotiated between RTEK and GLCC. In evaluating GCI and the Sand Assets as candidates for the acquisition, RTEK obtained an independent appraisal of the Sand Assets by a licensed geologist which reviewed criteria such as the value of the Sand Assets, the ability to extract and commercialize the Sand Assets, and the potential market for raw materials mined from Sand Assets. As a result, RTEK determined that the consideration for the acquisition was reasonable.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Not  applicable.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

     The financial statements as required by this Item 7 will be included in an amendment to this Form 8-K within 60 days from the date of this report.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

2.1 Contribution Agreement between Rubber Technology International, Inc., Grant Claims, LLC, and Grant Claims, Inc. dated as of November 30, 2000.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RUBBER TECHNOLOGY INTERNATIONAL, INC.

                                           /s/ Trevor Webb
                                           ----------------------------------
                                           President and Director

Date: January 22, 2001